International Power
DELIVERING ENERGY INNOVATION™

October 22, 2008

Mr. Peter N. Toscano
c/o International Power Group, Ltd
950 Celebration Blvd, STE A
Celebration, FL. 34747

Dear Mr. Peter N. Toscano;

This letter is to inform you that effective immediately I, Woodrow Crouch, am officially resigning from my position as Chief Executive Officer of International Power Group, Ltd. I will work as a consultant to the company and its new CEO, in the capacity of coordinating opportunities in the Wind Technologies sector. I will remain working out of the New York office, continuing to bring the best of my abilities to the Board of IPWG, and its shareholders.

WW Crouch

Woodrow Crouch

INTERNATIONAL POWER GROUP, LTD
950 Celebration Boulevard, Suite A · Celebration, Fl 34747-4814
www.international-power.com Tel. 407-566-0318 · Fax 407-566-0297